As filed with the Securities and Exchange Commission on March 6, 1998
                         Registration No. 333-__________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933



                          ATCHISON CASTING CORPORATION
             (Exact name of Registrant as specified in its charter)

                                Kansas 48-1156578
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
   (Address, including zip code, of Registrant's principal executive offices)

                   ATCHISON CASTING 1993 INCENTIVE STOCK PLAN
                            (Full title of the Plan)


                                  Hugh H. Aiken
          Chairman of the Board, President and Chief Executive Officer
                          Atchison Casting Corporation
                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
                                 (913) 367-2121
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=====================================   ===============  ==================    =================      ================

                                                             Proposed           Proposed maximum
Title of securities to be registered      Amount to be        maximum          aggregate offering        Amount of
                                           registered     offering price per        price             registration fee
                                                               share
--------------------------------------  ----------------  ------------------    --------------        ----------------
Common Stock, par value $.01 per share   400,000 shares      $16.00 (1)         $6,400,000 (1)        $1,888.00 (1)
======================================  ================  ==================    ==============        ================

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of
         1933 based on the average of the high and low prices reported on February 27, 1998.


         This Registration Statement on Form S-8 of Atchison Casting Corporation (the "Company") is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering additional shares of the Company's Common Stock, par value $.01 per share, issuable under the Atchison Casting Incentive Stock Plan, as amended and restated (the "Plan"). The shares to be registered hereunder are in addition to shares which were previously registered by the Company's Registration Statement on Form S-8, Registration No. 33-81908, filed with the Securities and Exchange Commission on July 25, 1994 (the "Prior Registration Statement"). The contents of the Company's Prior Registration Statement on Form S-8 are incorporated herein by reference, except to the extent supplemented below.

Item 8: Exhibits

         The following additional exhibits are hereby enclosed for filing:

EXHIBIT
NUMBER

4.1 Articles of Incorporation of Atchison Casting Corporation, a Kansas corporation (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994).

4.2 By-Laws of Atchison Casting Corporation, a Kansas corporation (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994).

4.3(a) Credit  Agreement dated as of May 24, 1996 by and among the Company,  the banks party thereto and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

4.3(b) First Amendment dated as of May 12, 1997 to Credit  Agreement dated as of
     May 24, 1996 by and among the Company, the banks party thereto and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.4(b) of Amendment No. 2 to Form S-2 Registration Statement No. 333-25157 filed May 19, 1997).

4.4(a) Note Purchase Agreement dated as of July 29, 1994 between the Company and
     Teachers Insurance and Annuity Association of America pursuant to which the Company's 8.44% Senior Notes due 2004 were issued (incorporated by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended June 30, 1994).

4.4(b) First Amendment dated as of March 8, 1996 to the Note Purchase Agreement dated July 29, 1994, between the Company and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K dated March 25, 1996).

4.4(c) Second Amendment dated as of May 24, 1996 to the Note Purchase Agreement dated July 29, 1994, between the Company and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.2(c) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30,
     1996).

4.5 Specimen stock certificate (incorporated by reference to Exhibit 4.3 of Amendment No. 2 to Form S-2 Registration Statement No. 333-25157 filed May 19, 1997).

5.1  Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP.

23.1 Consent of Blackwell  Sanders  Matheny  Weary & Lombardi  LLP  (included in
     Exhibit 5.1).

23.2 Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (included in signature page to Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atchison, State of Kansas, on February 20, 1998.

                                        ATCHISON CASTING CORPORATION




                                        By:      /s/  Hugh H. Aiken
                                          -------------------------------------
                                           Hugh H. Aiken
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Atchison Casting Corporation, do hereby constitute and appoint Hugh H. Aiken and Kevin T. McDermed, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



      Name                             Capacity                   Date
      -----                            --------                   ----

/s/  Hugh H. Aiken                Chairman of the Board,      February 20, 1998
--------------------------------  President, Chief Executive
     Hugh H. Aiken                Officer and Director
                                  (Principal Executive Officer)

/s/  Kevin T. McDermed            Vice President,              February 16, 1998
-------------------------------   Chief Financial Officer,
     Kevin T. McDermed            Treasurer, and Secretary
                                  (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)


/s/ David L. Belluck              Director                     February 25, 1998
-------------------------------
     David L. Belluck


/s/ John O. Whitney               Director                     February 20, 1998
-------------------------------
     John O. Whitney


/s/ Ray H. Witt                   Director                     February 20, 1998
-------------------------------
      Ray H. Witt


/s/  Stuart Z. Uram               Director                     February 20, 1998
-------------------------------
      Stuart Z. Uram



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